UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2001


                         Commission File Number 0-30745

                             NEVER MISS A CALL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                                 88-0426807
 ---------------------------                               -----------------
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization                           Identification No.)


    6340 NW 5th Way
    Fort Lauderdale, FL                                                33309
(Address of principal executive offices)                            (Zip Code)
 ------------------------------------------------------------------------------
 Registrant's telephone number, including area code (954) 935-0821




            ---------------------------------------------------------
       Former Name, Address and Fiscal Year, if Changed Since Last Report

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         As a result of the merger effective January 26, 2001, by and between NMC Acquisition Corp. and Inter-Call-Net Teleservices ("ICN"), Inc., Never Miss A Call, Inc. (the "Registrant") acquired the entire business of ICN. These assets primarily consist of computer hardware and software equipment and telephone communications systems and were used prior to the merger in the business operated by ICN.

         The Registrant plans to continue such business by providing telephone-based (and planned inter-active Internet) customer and marketing support services on an outsourced basis to various businesses.

         See the Registrant's previously filed Forms 8-K, dated December 21, 2000 and January 26, 2001, for more information about the merger.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS


(a) Financial Statements of Business Acquired. See the index to the financial statement on page F-1 of this document.

(b) Pro-forma Financial Information. The accompanying unaudited pro forma condensed financial statements of the Registrant and ICN are derived from and should be read in conjunction with the audited financial statements of the Registrant as previously filed on Form 10- KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission on April 9, 2001 and the audited and interim financial statements of ICN of December 31, 2000 and June 30, 2000 included in Item 7 (a) herein. These unaudited pro forma condensed financial statements do not purport to be indicative of the results of operations or financial position which actually would have taken place if the transaction had been consummated on the date indicated or which may be reported in the future.

(c)      Exhibits -

         (a) Plan of Reorganization and Merger Agreement. Incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the U.S. Securities and Exchange Commission on January 22, 2001.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NEVER MISS A CALL, INC.
April 10, 2001                     By: /s/ Scott Gershon, President
                                       ----------------------------

                        INTER-CALL-NET TELESERVICES, INC.

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                                                           Page

INDEPENDENT AUDITORS' REPORT                                                F-2
----------------------------

INDEPENDENT ACCOUNTANTS' REPORT                                             F-3
-------------------------------

FINANCIAL STATEMENTS
--------------------

         Balance Sheets                                                     F-4

         Statements of Operations                                           F-5

         Statement of Stockholders' Equity                                  F-6

         Statements of Cash Flows                                           F-7

NOTES TO FINANCIAL STATEMENTS                                       F-8 to F-15
-----------------------------

PRO-FORMA FINANCIAL INFORMATION                                            F-16

          Proforma Balance Sheets                                          F-17

          Proforma Statements of Income
                For the Six Months Ended December 31, 2000                 F-18

          Proforma Statements of Income
                Initial Period from July 30, 1999 to June 30, 2000         F-19

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Board of Directors of
Inter-Call-Net Teleservices, Inc.

We have audited the accompanying balance sheet of Inter-Call-Net Teleservices, Inc. (the "Company"), a development stage company, as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the period July 30, 1999 (date of incorporation) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inter-Call-Net Teleservices, Inc. as of June 30, 2000 and the results of its operations and its cash flows for the period July 30, 1999 (date of incorporation) through June 30, 2000 in conformity with accounting principles generally accepted in the United States.



/s/Ahearn, Jasco + Company, P.A.
--------------------------------
AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants


Pompano Beach, Florida
September 6, 2000

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------



To the Board of Directors of
Inter-Call-Net Teleservices, Inc.

We have reviewed the accompanying balance sheet of Inter-Call-Net Teleservices, Inc. (the "Company") as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the six months then ended. These financial statements are the responsibility of the management of the Company.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying December 31, 2000 financial statements for them to be in conformity with generally accepted accounting principles.



/s/Ahearn, Jasco + Company, P.A.
AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants


Pompano Beach, Florida
March 26, 2001

                        INTER-CALL-NET TELESERVICES, INC.
                          (A development stage company)
                                 BALANCE SHEETS
                 DECEMBER 31, 2000 (unaudited) AND JUNE 30, 2000
================================================================================

                                                                                   (Unaudited)
                                                                                   December 31,           June 30,
                                                                                       2000                 2000
                                                                                   -----------          -----------
                                     ASSETS
                                     ------
CURRENT ASSETS:
   Cash and cash equivalents                                                       $ 2,210,896          $   844,727
   Accounts receivable                                                                  51,625              115,790
   Prepaid expenses and other assets                                                   251,197               48,240
                                                                                   -----------          -----------

        TOTAL CURRENT ASSETS                                                         2,513,718            1,008,757

PROPERTY AND EQUIPMENT, net                                                            955,965              145,930

INTANGIBLE ASSETS, net                                                                 755,656              347,478

SECURITY DEPOSITS                                                                       53,120              114,288
                                                                                   -----------          -----------

        TOTAL                                                                      $ 4,278,459          $ 1,616,453
                                                                                   ===========          ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued liabilities                                      $   113,349          $    82,938
     Line of credit                                                                    100,000                   --
     Current portion of note payable                                                    38,144               36,471
                                                                                   -----------          -----------

        TOTAL CURRENT LIABILITIES                                                      251,493              119,409
                                                                                   -----------          -----------

NOTE PAYABLE, less current portion                                                      64,028               83,529
                                                                                   -----------          -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $0.0001 par value; 2,000,000 shares authorized;
       zero shares issued and outstanding                                                   --                   --
   Common stock, $0.0001 par value; 20,000,000 shares authorized;
      2,168,710 and 1,400,060 shares issued and outstanding, respectively                  218                  141
   Additional paid-in capital                                                        5,742,098            1,935,584
   Deficit accumulated during the development stage                                 (1,779,378)            (522,210)
                                                                                   -----------          -----------

        STOCKHOLDERS' EQUITY, NET                                                    3,962,938            1,413,515
                                                                                   -----------          -----------

        TOTAL                                                                      $ 4,278,459          $ 1,616,453
                                                                                   ===========          ===========



                       See notes to financial statements.

                        INTER-CALL-NET TELESERVICES, INC.
                          (A development stage company)
                            STATEMENTS OF OPERATIONS
   FOR THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
             AND THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited)
================================================================================

                                                                                                        (Unaudited)
                                                                                                         Cumulative
                                                                                                       from inception
                                                                (Unaudited)                               through
                                                                December 31,          June 30,          December 31,
                                                                    2000               2000                2000
                                                                -----------         -----------         -----------

REVENUE                                                         $   497,115         $   268,689         $   765,804
                                                                -----------         -----------         -----------

EXPENSES:
     Payroll and related costs                                      754,762             326,870           1,081,632
     Start up expenses                                                   --             202,613             202,613
     Facilities expenses                                            225,639              72,181             297,820
     Professional fees                                              526,163              98,291             624,454
     Depreciation and amortization                                  124,249              17,581             141,830
     General and administrative                                     172,594              92,051             264,645
                                                                -----------         -----------         -----------

        TOTAL EXPENSES                                            1,803,407             809,587           2,612,994
                                                                -----------         -----------         -----------

LOSS FROM OPERATIONS                                             (1,306,292)           (540,898)         (1,847,190)

OTHER INCOME (EXPENSE):
     Interest expense                                                (8,910)                 --              (8,910)
     Interest income                                                 58,034              18,688              76,722
                                                                -----------         -----------         -----------

         OTHER INCOME, net                                           49,124              18,688              67,812

        LOSS BEFORE PROVISION FOR INCOME TAXES                   (1,257,168)           (522,210)         (1,779,378)

PROVISION FOR INCOME TAXES                                               --                  --                  --
                                                                -----------         -----------         -----------

        NET LOSS                                                $(1,257,168)        $  (522,210)        $(1,779,378)
                                                                ===========         ===========         ===========


PER SHARE AMOUNTS:
   Net loss per common share outstanding, basic and diluted     $     (0.60)        $     (0.45)
                                                                ===========         ===========
   Weighted average number of shares outstanding                  2,087,568           1,152,869
                                                                ===========         ===========

                       See notes to financial statements.

                        INTER-CALL-NET TELESERVICES, INC.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
   FOR THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
             AND THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited)
================================================================================

                                                                                                        Deficit
                                                                                                      Accumulated
                                                                                       Additional      During the
                                                          Number        Stock, at        Paid-in       Development
                                                        of Shares       Par Value        Capital          Stage            Total
                                                       -----------     -----------     -----------     -----------      -----------
STOCKHOLDERS' EQUITY, July 30, 1999                             --     $        --     $        --     $        --      $        --

Issuance of common stock to founders                     1,005,000             101              --              --              101

Issuance of common stock for cash,
   net of expenses                                         345,060              35       1,685,589              --        1,685,624

Issuance of common stock for services
   and a domain name                                        50,000               5         249,995              --          250,000

Net loss for the initial period
   ended June 30, 2000                                          --              --              --        (522,210)        (522,210)

                                                       -----------     -----------     -----------     -----------      -----------

STOCKHOLDERS' EQUITY, June 30, 2000                      1,400,060             141       1,935,584        (522,210)       1,413,515
                                                       -----------     -----------     -----------     -----------      -----------

Issuance of common stock for cash,
   net of expenses (unaudited)                             768,650              77       3,806,514              --        3,806,591

Net loss for the six months ended
   December 31, 2000 (unaudited)                                --              --              --      (1,257,168)      (1,257,168)

                                                       -----------     -----------     -----------     -----------      -----------
STOCKHOLDERS' EQUITY,
   December 31, 2000 (unaudited)                         2,168,710     $       218     $ 5,742,098     $(1,779,378)     $ 3,962,938
                                                       ===========     ===========     ===========     ===========      ===========




                       See notes to financial statements.

                        INTER-CALL-NET TELESERVICES, INC.
                          (A development stage company)
                            STATEMENTS OF CASH FLOWS
   FOR THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
             AND THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited)
================================================================================

                                                                                                      (Unaudited)
                                                                                                       Cumulative
                                                                                                     from inception
                                                                (Unaudited)                              through
                                                                December 31,          June 30,         December 31,
                                                                    2000               2000                2000
                                                                -----------         -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(1,257,168)        $  (522,210)        $(1,779,378)
   Adjustments to reconcile net loss to net cash used
    in operating activities:
        Depreciation and amortization                               124,249              17,581             141,830
        Common stock issued to settle a lease obligation                 --             125,000             125,000
   Changes in certain current assets and liabilities:
        Accounts receivable                                          64,165            (115,790)            (51,625)
        Prepaid expenses and other assets                          (202,957)            (48,240)           (251,197)
        Accounts payable and accrued expenses                        30,411              82,938             113,349
                                                                -----------         -----------         -----------

        NET CASH USED IN OPERATING ACTIVITIES                    (1,241,300)           (460,721)         (1,702,021)
                                                                -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of intangible assets                                   (455,826)           (235,950)           (691,776)
   Purchase of equipment                                           (886,636)           (150,039)         (1,036,675)
   Change in security deposits                                       61,168            (114,288)            (53,120)
                                                                -----------         -----------         -----------

        NET CASH USED IN INVESTING ACTIVITIES                    (1,281,294)           (500,277)         (1,781,571)
                                                                -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Changes in line of credit                                        100,000                  --             100,000
   Proceeds from note payable                                            --             120,000             120,000
   Payments on note payable                                         (17,828)                 --             (17,828)
   Sales of common stock for cash                                 3,806,591           1,685,725           5,492,316
                                                                -----------         -----------         -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                         3,888,763           1,805,725           5,694,488
                                                                -----------         -----------         -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         1,366,169             844,727           2,210,896

CASH AND CASH EQUIVALENTS, beginning of period                      844,727                  --                  --
                                                                -----------         -----------         -----------

CASH AND CASH EQUIVALENTS, end of period                        $ 2,210,896         $   844,727         $ 2,210,896
                                                                ===========         ===========         ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                       $     8,255         $        --         $     8,255
                                                                ===========         ===========         ===========
   Cash paid for income taxes                                   $        --         $        --         $        --
                                                                ===========         ===========         ===========



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
    During the initial period ended June 30, 2000, the Company acquired a domain name by issuing common stock valued at $125,000.

                       See notes to financial statements.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================


--------------------------------------------------------------------------------
NOTE 1.        ORGANIZATION AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

               Organization
               ------------

               Inter-Call-Net Teleservices, Inc., d/b/a Helpmenow (the "Company") was incorporated in the State of Florida on July 30, 1999. The Company is a development stage enterprise, and provides interactive customer relationship management and multi-lingual support by combining state-of-the-art technology, proven methods and talented people. The Company's business plan calls for it to become a leading outsourced interactive customer relationship provider for companies conducting business over the Internet to more traditional companies offering services in "bricks and mortar" establishments. Prospective customers include various businesses that require help in the areas of acquisition, retention, and servicing their customers on an outsourced basis.

               As further discussed in note 11, on December 21, 2000, the Company entered into a Plan of Reorganization and Merger Agreement ("Merger Agreement") with NMC Acquisition Corp, a wholly owned subsidiary of Never Miss A Call, Inc, a Nevada corporation ("NVRM"). Pursuant to the terms of the Merger Agreement, the closing of which occurred on January 26, 2001, NVRM, through the subsidiary, merged with the Company and the Company became a wholly owned subsidiary of Never Miss A Call, Inc.

               Interim Information
               -------------------
               The financial statements of the Company for the six months ended December 31, 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information and the applicable regulations of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements as of and for the period ended December 31, 2000 are unaudited. In the opinion of the management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The December 31, 2000 financial statements have been reviewed by an independent public accountant pursuant to Item 310(b) of SEC Regulation S-B and following applicable standards for conducting such reviews, and the report of the accountant is included as part of this document. The results of operations for the interim period are not necessarily indicative of the results of operations for the fiscal year.

               Development Stage Operations, and Going Concern Considerations
               --------------------------------------------------------------

               The Company's financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company is in its development stage. Management recognizes that the Company must generate capital and revenue resources to enable it to achieve profitable operations. Management is planning to obtain additional capital from revenues generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================


--------------------------------------------------------------------------------
NOTE 1.        ORGANIZATION AND BASIS OF PRESENTATION (continued)
--------------------------------------------------------------------------------

               Basis of Presentation
               ---------------------
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               The financial statements and notes are the representation of the Company's management, which is responsible for their integrity and objectivity. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.


--------------------------------------------------------------------------------
NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

               Revenue Recognition and Concentrations
               --------------------------------------
               Revenue is recognized at the time the services are provided. Accounts receivable at December 31, 2000 and June 30, 2000, and all revenue for the periods then ended, is from a single customer. As such, the Company believes that it presently has an abnormal concentration of credit risk.

               Property and Equipment
               ----------------------
               Property and equipment is recorded at acquisition cost and depreciated using the straight-line method over the estimated useful lives of the assets. Useful lives range from five to seven years for office equipment and furniture and fixtures. Leasehold improvements are depreciated over the life of the lease. Expenditures for routine maintenance and repairs are charged to expense as incurred.

               Organization Costs and Start-up Expenses
               ----------------------------------------
               In accordance with SOP 98-5, "Reporting on the Costs of Start-up Activities," organization costs and start-up expenditures were expensed as incurred.

               Fair Value of Financial Instruments
               -----------------------------------
               Cash, accounts receivable and accounts payable are reflected in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments. The fair value of the Company's debt obligation is approximately the same as the recorded value as interest rates and terms are similar to current market rates and terms.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================


--------------------------------------------------------------------------------
NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

               Intangible Assets
               -----------------
               Intangible assets are being amortized on the straight-line method over their estimated useful lives. The licensing agreement has a life of three years, the cost of acquiring the domain name is being amortized over 15 years, and the web design costs over three years. The web site costs are being capitalized pursuant to SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," and amortization began in October 2000 when the web site was placed in service. The Company has implemented Statement of Financial Accounting Standards ("SFAS") No. 121, which prescribes the accounting for impairment losses on certain long-lived assets, including intangibles. No impairment losses have been recognized.

               Income Taxes
               ------------
               The Company accounts for income taxes in accordance with the SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. State minimum taxes are expensed as paid.

               Net Loss per Share
               ------------------
               The Company follows the provisions of SFAS No. 128, "Earnings per Share," which requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants as previously prescribed by Accounting Principles Board of Opinion No. 15, "Earnings per Share."

               Cash and Cash Equivalents
               -------------------------
               Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase. The Company periodically maintains cash balances at financial institutions in excess of the federally insured limit.

               Statement of Comprehensive Income
               ---------------------------------
               In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company is required to report its comprehensive income. Other comprehensive income refers to revenue, expenses, and gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income, as these amounts are recorded directly as an adjustment to stockholders' equity. A statement of comprehensive income is not presented since the Company has no items of other comprehensive income. Comprehensive income is the same as net income for the periods presented herein.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================


--------------------------------------------------------------------------------
NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
--------------------------------------------------------------------------------

               New Accounting Pronouncements
               -----------------------------
               In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138. Among other provisions, it requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains and losses resulting from changes in fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The effective date of this standard was delayed to fiscal years beginning after June 15, 2000 via the issuance of SFAS No. 137. The Company adopted this standard for its fiscal year beginning July 1, 2000. The adoption of this standard did not have a material impact on results of operations, financial position or cash flows.

               Reclassifications
               -----------------
               Certain June 30, 2000 financial statement amounts were reclassified to conform to the December 31, 2000 presentation.


--------------------------------------------------------------------------------
NOTE 3.        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
--------------------------------------------------------------------------------

               Accounts payable and accrued liabilities at December 31, 2000
               (unaudited) and June 30, 2000 consist of the following:
                                                                                          12/31/00          6/30/00
                                                                                        -----------       ----------
              Accounts payable                                                            $ 85,964         $ 40,970
              Accrued liabilities:
                 Professional fees                                                          12,566            5,391
                 Subscription payable                                                          --            20,000
                 Rent payable                                                                4,881               --
                 Payroll and related costs                                                   9,938           16,577
                                                                                          ---------        ---------
                        Total accounts payable and accrued liabilities                    $113,349         $ 82,938
                                                                                          =========        =========



--------------------------------------------------------------------------------
NOTE 4.        PROPERTY AND EQUIPMENT, NET
--------------------------------------------------------------------------------

               Property and equipment consists of the following at December 31,
               2000 (unaudited) and June 30, 2000:
                                                                                         12/31/00           6/30/00
                                                                                        -----------       ----------
              Office and computer equipment                                             $  803,894        $ 125,039
              Furniture and fixtures                                                       223,891           25,000
              Leasehold improvements                                                         8,890               --
                                                                                        ----------        ---------
                        Total cost                                                       1,036,675          150,039
              Less:  Accumulated depreciation                                               80,710            4,109
                                                                                        ----------         --------
                     Property and equipment, net                                        $  955,965        $ 145,930
                                                                                        ==========        =========


               Depreciation expense for the periods ended December 31, 2000 and June 30, 2000 was $76,601 and $4,109, respectively.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================



--------------------------------------------------------------------------------
NOTE 5.        INTANGIBLE ASSETS
--------------------------------------------------------------------------------

              Intangible assets consist of the following at December 31, 2000 (unaudited) and June 30, 2000:

                                                         12/31/00       6/30/00
                                                        ----------    ----------
              Licensing agreement                        $120,000     $ 120,000
              Domain name                                 125,000       125,000
              Web site design                             571,776       115,950
                                                         --------     ---------
                        Total cost                        816,776       360,950
              Less:  Accumulated amortization              61,120        13,472
                                                         --------     ---------
                     Intangible assets, net              $755,656     $ 347,478
                                                         ========     =========

               Amortization expense for the periods ended December 31, 2000 and June 30, 2000 was $47,648 and $13,472, respectively.


--------------------------------------------------------------------------------
NOTE 6.        NOTE PAYABLE
--------------------------------------------------------------------------------

               In connection with the purchase of certain office equipment and a licensing agreement, the Company entered into a note payable, commencing June 30, 2000, bearing interest at a rate of 9%. As of December 31, 2000, the balance of the note payable was $102,172, of which $38,144 is classified as current. The remaining long-term portion of $64,028 is scheduled for repayment as follows: $41,722 in 2002 and $22,306 in 2003.

               During the six months ended December 31, 2000, the Company entered into a line of credit with a financial institution. This agreement provides for a maximum revolving line of credit of $500,000. The amount outstanding under this line of credit was $100,000 at December 31, 2000 with a corresponding interest rate of 7.5%.

               Total interest expense for the six months ended December 31, 2000 was approximately $8,900. No interest expense was incurred during the initial period ended June 30, 2000.


--------------------------------------------------------------------------------
NOTE 7.        CAPITAL STOCK
--------------------------------------------------------------------------------

               Preferred and Common
               --------------------
               The authorized capital stock of the Company consists of 22,000,000 shares of stock, split between 20,000,000 shares of common and 2,000,000 shares of preferred, each at a par value of $0.0001 per share. The preferred stock may be created and issued from time to time in one or more series and with such designations, rights, preferences, conversion rights cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions as authorized by the Board of Directors of the Company. As of December 31, 2000, the Board of Directors has not designated any shares of the preferred stock.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================

--------------------------------------------------------------------------------
NOTE 7.        CAPITAL STOCK (continued)
--------------------------------------------------------------------------------

               Private Placement of Common Stock
               ---------------------------------
               From January through June 2000, the Company issued 345,060 shares of common stock at $5 per share pursuant to a private placement memorandum. Expenses associated with the offering totaled $39,676, and have been offset against the proceeds received.

               From July through December 2000, the Company issued 768,650 shares of common stock at $5 per share pursuant to a private placement memorandum. Expenses associated with the offering totaled $36,659, and have been offset against the proceeds received. In July 2000, the Company amended the terms of its private placement memorandum to provide current and prospective investors who invest an aggregate of $250,000 or more, warrants to purchase shares of the Company's common stock at $2.50 per share, exercisable for a period of three years. From July through December 2000, the Company issued 271,000 warrants.

               Issuance of Stock for Goods and Services
               ----------------------------------------
               In March 2000, the Company issued 25,000 shares of common stock to acquire an internet domain name, and 25,000 shares to settle a lease obligation. The shares issued were valued at $5 per share.

--------------------------------------------------------------------------------
NOTE 8.        INCOME TAXES
--------------------------------------------------------------------------------

               A summary of the provision for income taxes for the periods ended December 31, 2000 and June 30, 2000 is as follows:

                                                                                       12/31/00           6/30/00
                                                                                     ------------       ----------
                                                                                     (Unaudited)
              Currently payable                                                      $         --        $     --
              Deferred benefit                                                            486,400          200,100
              Less:  Valuation allowance                                                 (486,400)        (200,100)
                                                                                     ------------       ----------

                        Provision for income taxes                                   $         --        $      --
                                                                                     ============       ==========

               Deferred tax assets (liabilities) at December 31, 2000 and June
               30, 2000 are as follows:

                                                                                       12/31/00           6/30/00
                                                                                     ------------       ----------
                                                                                      (Unaudited)

              Available net operating loss carryovers                                $    628,000        $ 133,700
              Expenses not currently deductible for taxes                                  67,100           75,000
              Excess tax depreciation                                                      (8,600)          (8,600)
              Less:  Valuation allowance                                                 (686,500)        (200,100)
                                                                                     ------------       ----------

                        Net deferred tax assets                                      $         --        $      --
                                                                                     ============       ==========


               The Company has used an estimated federal tax rate of 35% and a net effective state tax rate of 4% for all deferred tax computations. The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized. The Company has available tax net operating carryovers ("NOLs") as of June 30, 2000 of approximately $342,000. The NOL's will expire beginning in 2020. Certain provisions of the tax law may limit the NOL carryforwards available for use in any given year in the event of a significant change in ownership interest.

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================



--------------------------------------------------------------------------------
NOTE 9.        COMMTMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

               Lease Obligations - Office and Call Center Facilities
               -----------------------------------------------------
               A call center facility is occupied under an operating lease agreement expiring in March 2004. Future minimum lease payments subsequent to June 30, 2000 are as follows: $84,804 in 2001, $89,047 in 2002, $93,500 in 2003 and $72,722 in 2004.

               Corporate offices and a call center facility are occupied under an operating lease agreement, commencing November 2000 and expiring in October 2007. Future minimum lease payments subsequent to June 30, 2000 are as follows: $182,183 in 2001, $250,958 in 2002, $200,805 in 2003, $210,897 in 2004 and $614,048
               thereafter.

               Lease Obligations - Equipment
               -----------------------------
               The Company leases certain equipment under operating lease agreements that expire in May 2002. The monthly rental is $14,081.

               Royalty Payments
               ----------------
               The Company is obligated to make monthly payments to the former owner of its domain name, in an amount ranging from $500 to $1,000 per month, depending on the Company's gross revenues. These payments continue indefinitely, and began in August 2000.

               Litigation, Claims, and Assessments
               -----------------------------------
               In the ordinary course of business, the Company is exposed to various claims, threats, and legal proceedings. In management's opinion, the outcome of such matters, if any, will not have a material impact upon the Company's financial position and results of operations.



--------------------------------------------------------------------------------
NOTE 10.       NET LOSS PER COMMON SHARE
--------------------------------------------------------------------------------

               For the period ended December 31, 2000 (unaudited) basic and diluted weighted average common shares include only common shares outstanding as the inclusion of common stock equivalents would be anti-dilutive and, as such, they are not included. However, the common stock equivalents, if converted, would have increased common shares outstanding at December 31, 2000 by approximately 271,000 shares.

               For the year ended June 30, 2000 basic and diluted weighted average common shares includes only common shares outstanding, as there were no common share equivalents.

               A reconciliation of the number of common shares shown as outstanding in the financial statements with the number of shares used in the computation of weighted average common shares outstanding is shown below:

                                                                                  12/31/00            6/30/00
                                                                                --------------      ------------
                     Common shares outstanding                                      2,168,710         1,400,060
                     Effect of weighting                                               81,142           247,191
                                                                                -------------       -----------

                     Weighted average common shares outstanding                     2,087,568         1,152,869
                                                                                =============       ===========

                        INTER-CALL-NET TELESERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 (unaudited) AND FOR
     THE PERIOD JULY 30, 1999 (date of incorporation) THROUGH JUNE 30, 2000
================================================================================


--------------------------------------------------------------------------------
NOTE 11.       SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

               On December 21, 2000, the Company entered into a Plan of Reorganization and Merger Agreement ("Merger Agreement") with NMC Acquisition Corp, a wholly owned subsidiary of Never Miss A Call, Inc, a Nevada corporation ("NVRM"). Pursuant to the terms of the Merger Agreement, the closing of which occurred on January 26, 2001, NVRM, through the subsidiary, merged with the Company and the issued and outstanding securities of the Company were canceled. NVRM issued 1.25 shares of its common stock for each share of the Company's common stock to the former shareholders of the Company. Outstanding warrants of the Company became warrants to purchase shares of NVRM's common stock on the same conversion basis. The former shareholders of the Company own approximately 79.5% of the issued and outstanding shares of NVRM (excluding shares of stock underlying warrants).

               Although NVRM is the legal surviving entity, for accounting purposes, the merger between the Company and NVRM is treated as a purchase business acquisition of NVRM by the Company (a reverse merger) and a re-capitalization of the Company. For accounting purposes, the Company is the acquirer because the former stockholders' of the Company received the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the pre-merger stockholders of NVRM. As a result, the Company will be re-capitalized to reflect the authorized stock of the legal surviving entity. Since the Company is the acquirer, for accounting purposes, NVRM's fiscal year end of December 31st has been changed to the Company's fiscal year end June 30th.

                             NEVER MISS A CALL, INC.
                         PRO FORMA FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


 These pro-forma financial statements are for the January 26, 2001 merger of Inter-Call-Net Teleservices, Inc. ("ICN") and an acquisition subsidiary of Never Miss A Call, Inc. ("NVRM"). Although NVRM is the legal surviving entity, for accounting purposes, the merger between ICN and NVRM is treated as a purchase business acquisition of NVRM by ICN (a reverse merger) and a re-capitalization of ICN. Since ICN is the acquirer, for accounting purposes, NVRM's fiscal year end of December 31st has been changed to ICN's June 30th fiscal year end.

 The following pro forma balance sheet is presented assuming the merger was consummated at the end of the recent interim period, or December 31, 2000.

 The following pro forma statements of income are presented assuming the merger was closed at the beginning of ICN's most recent fiscal year, or July 30, 1999, for the period July 30, 1999 (date of incorporation) through June 30, 2000, and the beginning of ICN's most recent interim period, July 1, 2000, for the six months ended December 31, 2000.

 The number of shares used in the calculation of the pro forma per share data have been based on the weighted average number of shares outstanding during the period adjusted to give effect to the shares subsequently issued, cancelled and split assuming the merger was consummated at the beginning of the periods presented.

 As a result of the merger, NVRM issued 9,488,104 shares of common stock to the existing shareholders of ICN. In connection with the merger, NVRM cancelled 3,500,000 of its existing shares of stock of with an original issue date of May 1999. All share amounts have been affected for the 3.5 for 1 forward split of NVRM shares, which was completed on April 3, 2001.

 Since the pro forma statements of income are presented using the new fiscal year end of June 30th, the pro forma effect of NVRM has been adjusted to match ICN's most recent fiscal year end. As a result, the NVRM results of operations from April 29, 1999 (date of incorporation for NVRM) through July 29, 1999 (date of incorporation for ICN) have been excluded. Pro forma expenses in this time period were approximately $525.

NEVER MISS A CALL, INC.
Pro Forma Balance Sheets


December 31, 2000                                                                                                     Pro Forma
                                                                                                                       Balance
                                                      ICN             NVRM                          Pro-Forma           Sheet
                                                  Dec 31, 2000    Dec 31, 2000     Combined         Adjustment       (unaudited)
                                                  -----------     -----------     -----------      -----------       -----------
CURRENT ASSETS:
   Cash and cash equivalents                      $ 2,210,896     $    42,866     $ 2,253,762      $   (15,000)      $ 2,238,762
   Accounts receivable                                 51,625              --          51,625               --            51,625
   Prepaid expenses and other assets                  251,197              --         251,197               --           251,197
                                                  -----------     -----------     -----------      -----------       -----------

TOTAL CURRENT ASSETS                                2,513,718          42,866       2,556,584          (15,000)        2,541,584

PROPERTY AND EQUIPMENT, net                           955,965              --         955,965               --           955,965

INTANGIBLE ASSETS, net                                755,656              --         755,656               --           755,656

SECURITY DEPOSITS                                      53,120              --          53,120               --            53,120
                                                  -----------     -----------     -----------      -----------       -----------

TOTAL                                             $ 4,278,459     $    42,866     $ 4,321,325      $   (15,000)      $ 4,306,325
                                                  ===========     ===========     ===========      ===========       ===========


CURRENT LIABILITIES:
     Accounts payable and accrued liabilities     $   113,349     $     1,682     $   115,031      $        --       $   115,031
     Line of credit                                   100,000              --         100,000               --           100,000
     Current portion of note payable                   38,144              --          38,144               --            38,144
                                                  -----------     -----------     -----------      -----------       -----------

TOTAL CURRENT LIABILITIES                             251,493           1,682         253,175               --           253,175
                                                  -----------     -----------     -----------      -----------       -----------

NOTE PAYABLE, less current portion                     64,028              --          64,028               --            64,028
                                                  -----------     -----------     -----------      -----------       -----------

STOCKHOLDERS' EQUITY:
   Common stock, $0.001 par value                         218           5,950           6,168            5,770            11,938
   Additional paid-in capital                       5,742,098          69,050       5,811,148           (5,770)        5,805,378
  Accumulated deficit                              (1,779,378)        (33,816)     (1,813,194)         (15,000)       (1,828,194)
                                                  -----------     -----------     -----------      -----------       -----------

STOCKHOLDERS' EQUITY, NET                           3,962,938          41,184       4,004,122          (15,000)        3,989,122
                                                  -----------     -----------     -----------      -----------       -----------

TOTAL                                             $ 4,278,459     $    42,866     $ 4,321,325      $   (15,000)      $ 4,306,325
                                                  ===========     ===========     ===========      ===========       ===========


------------------------------------------------------------------------------------------------------------------------------------

NEVER MISS A CALL, INC.
Pro-Forma Statements of Income

Six Months Ended December 31, 2000                                                                                      Pro Forma
                                                                                                                       Statement of
                                                                                                       Pro-Forma          Income
                                                        ICN              NVRM          Combined        Adjustment       (unaudited)
                                                   ------------     ------------     ------------     ------------     ------------

REVENUE                                            $    497,115     $         --     $    497,115     $         --     $    497,115
                                                   ------------     ------------     ------------     ------------     ------------
EXPENSES
     Payroll and related costs                          754,762               --          754,762               --          754,762
     Facilities expenses                                225,639               --          225,639               --          225,639
     Professional fees                                  526,163               --          526,163           15,000          541,163
     Depreciation and amortization                      124,249               --          124,249               --          124,249
     General and administrative                         172,594            8,462          181,056               --          181,056
                                                   ------------     ------------     ------------     ------------     ------------

TOTAL EXPENSES                                        1,803,407            8,462        1,811,869           15,000        1,826,869
                                                   ------------     ------------     ------------     ------------     ------------

LOSS FROM OPERATIONS                                 (1,306,292)          (8,462)      (1,314,754)         (15,000)      (1,329,754)

OTHER (INCOME) EXPENSES:
     Interest expense                                     8,910               --            8,910               --            8,910
     Interest income                                    (58,034)          (1,278)         (59,312)              --          (59,312)
                                                   ------------     ------------     ------------     ------------     ------------

 TOTAL OTHER INCOME                                     (49,124)          (1,278)         (50,402)              --          (50,402)

LOSS BEFORE INCOME TAXES                             (1,257,168)          (7,184)      (1,264,352)         (15,000)      (1,279,352)

PROVISION FOR INCOME TAXES                                   --               --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------

NET LOSS                                           $ (1,257,168)    $     (7,184)    $ (1,264,352)    $    (15,000)    $ (1,279,352)
                                                   ============     ============     ============     ============     ============


PER SHARE AMOUNTS:
   Net loss per common share                       $     (0.602)    $     (0.003)                                      $     (0.110)
                                                   ============     ============                                       ============
   Weighted average number of shares                  2,087,568        2,450,000                                         11,583,110
                                                   ============     ============                                       ============


------------------------------------------------------------------------------------------------------------------------------------

NEVER MISS A CALL, INC.
Pro-Forma Statements of Income

Initial Period from July 30, 1999 through June 30, 2000                                                                 Pro Forma
                                                                                                                       Statement of
                                                                                                       Pro-Forma          Income
                                                         ICN             NVRM           Combined       Adjustment       (unaudited)
                                                    -----------      -----------      -----------      -----------      -----------

REVENUE                                             $   268,689      $        --      $   268,689      $        --      $   268,689
                                                    -----------      -----------      -----------      -----------      -----------

EXPENSES
     Payroll and related costs                          326,870               --          326,870               --          326,870
     Start up expenses                                  202,613               --          202,613               --          202,613
     Facilities expenses                                 72,181               --           72,181               --           72,181
     Professional fees                                   98,291               --           98,291           15,000          113,291
     Depreciation and amortization                       17,581               --           17,581               --           17,581
     General and administrative                          92,051           27,321          119,372               --          119,372
                                                    -----------      -----------      -----------      -----------      -----------

TOTAL EXPENSES                                          809,587           27,321          836,908           15,000          851,908
                                                    -----------      -----------      -----------      -----------      -----------

LOSS FROM OPERATIONS                                   (540,898)         (27,321)        (568,219)         (15,000)        (583,219)

OTHER (INCOME) EXPENSES:
     Interest expense                                        --               --               --               --               --
     Interest income                                    (18,688)          (1,213)         (19,901)              --          (19,901)
                                                    -----------      -----------      -----------      -----------      -----------

 TOTAL OTHER INCOME                                     (18,688)          (1,213)         (19,901)              --          (19,901)

LOSS BEFORE INCOME TAXES                               (522,210)         (26,108)        (548,318)         (15,000)        (563,318)

PROVISION FOR INCOME TAXES                                   --               --               --               --               --
                                                    -----------      -----------      -----------      -----------      -----------

NET LOSS                                            $  (522,210)     $   (26,108)     $  (548,318)     $   (15,000)     $  (563,318)
                                                    ===========      ===========      ===========      ===========      ===========



PER SHARE AMOUNTS:
   Net loss per common share                        $     (0.45)     $     (0.02)                                       $     (0.09)
                                                    ===========      ===========                                        ===========

   Weighted average number of shares                  1,152,869        1,336,364                                          6,380,166
                                                    ===========      ===========                                        ===========